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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To whom it may concern:

     As independent public accountants, we hereby consent to the use of our report on the financial statements and schedule of Danvid Company, Inc. and Danvid Window Company dated October 13, 1995, and to all references to our Firm, included in or made part of the American Architectural Products Corporation Form S-1 Registration Statement filed May 22, 1998.

                                        Fox, Byrd & Golden

Dallas, Texas
May 21, 1998